UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2017

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on July 29, 2016, Adamis Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement with certain investors pursuant to which the Company agreed, among other things, to sell an aggregate of 3,573,255 shares of Common Stock, and to issue warrants (the “2016 Warrants”) to purchase up to 3,573,255 shares of Common Stock, to such investors in a registered direct offering.

On July 20, 2017, the Company and certain holders of the 2016 Warrants agreed to reduce the exercise price of the 2016 Warrants held by such holders from $2.98 to $2.78 per share (the “Reduced Exercise Price”) in consideration for the exercise in full of the 2016 Warrants held by such holders. The Company entered into a Warrant Repricing Letter Agreement (the “Exercise Agreement”) with two holders of the 2016 Warrants (the “Exercising Holders”), which Exercising Holders own, in the aggregate, 2016 Warrants exercisable for 2,765,500 shares of Common Stock. Pursuant to the Exercise Agreements, the Exercising Holders and the Company agreed that the Exercising Holders would exercise their 2016 Warrants with respect to all of the shares of Common Stock underlying such 2016 Warrants for the Reduced Exercise Price. If the exercise of the 2016 Warrants would cause the holder to exceed the 4.99% beneficial ownership limitations (“Beneficial Ownership Limitation”) (as defined in the 2016 Warrants), then the Company will only issue such number of shares to the holder as instructed by the holder and as would not cause such holder to exceed the maximum number of shares permitted under the Beneficial Ownership Limitation, with the balance of shares to be held in abeyance until the balance may be issued in compliance with such limitations.

The Company expects to receive aggregate gross proceeds of approximately $7,688,090 from the exercise of the 2016 Warrants by the Exercising Holders. The Company engaged Maxim Group LLC to advise the Company in connection with the Exercise Agreements. Maxim Group LLC will be entitled to a fee equal to $76,881.

The description of terms and conditions of the Exercise Agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Exercise Agreement, which is attached hereto as Exhibit 10.1.

Item 3.03	Material Modifications to Rights of Security Holders.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits. (d) Exhibits. 10.1 Form of Warrant Repricing Letter Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ Robert O. Hopkins
Name: Robert O. Hopkins Title: Chief Financial Officer

Dated:  July 20, 2017

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